                                                                        EXHIBIT 99.1

From:              TROPICAL SPORTSWEAR INT'L CORPORATION
                   4902 West Waters Avenue, Tampa, FL 33634
                   Nasdaq National Market, Symbol: TSIC

Media Contact:     Hannah Arnold (212) 575-4545
                   Linden Alschuler & Kaplan, Inc.

Investor Contact:  Robin Cohan, Chief Financial Officer & Treasurer
                   Tropical Sportswear Int'l Corporation (813) 249-4900

                   TROPICAL SPORTSWEAR PLANS TO CONSOLIDATE DISTRIBUTION OPERATIONS
                         TO BE CLOSER TO CUSTOMERS AND TO YIELD COST SAVINGS

                                 Announces Division Management Change

         Tampa, FL, October 7, 2004 - Tropical  Sportswear Int'l  Corporation  (Nasdaq:TSIC)  ("TSI"),
and its wholly owned  subsidiary,  Savane  International  Corp.  ("Savane"),  today announced plans to
consolidate   Savane's  Santa  Teresa,  New  Mexico  distribution   function  with  the  existing  TSI
distribution  operation  in Tampa,  Florida.  The  consolidation  will  place  TSI's  distribution  in closer  proximity  to its  contractors  and its  customer  base in an effort to  improve  service  and enhance efficiencies.

         To help  ensure a smooth  transition  out of the Santa  Teresa  distribution  center,  and to accommodate  for additional  capacity  requirements  in Tampa,  TSI has begun upgrading its technology and  equipment.  TSI is  working  with  Alvarez & Marsal,  which  has been  advising  TSI for the past several  months,  to execute the  consolidation  as  efficiently  and  effectively  as  possible.  The company expects the process to be completed by the end of December 2004.

         TSI will enter into  negotiations  with the  landlord  of the New Mexico  facility  and union representatives  to determine  disposition  of its lease and  severance  arrangements.  The outcome of those  discussions  will  determine the one-time cost TSI will incur,  as well as the expected  annual savings, resulting from the consolidation.

         "TSI  continues to work to better serve our customer base and improve our  operations,"  said
Rich Domino,  TSI's  President.  "By  consolidating  our  distribution  in Tampa,  our product will be closer to our customers and the efficiency of our entire supply chain should be enhanced."

         "We are  prepared  for this  transition,  having  taken the  necessary  steps to upgrade  our technology  and prepare for the  increased  capacity  requirements,"  Mr.  Domino  continued.  "We are committed  to  providing  the best  possible  service  to our  customers  and  expect  business  to be conducted as usual throughout the process."

         "While the decision to close this facility was difficult from an employee perspective,  it is in the best, long-term interests of this company," said Michael Kagan, CEO of TSI.

         TSI also announced that Richard Domino is assuming the  responsibilities  of interim  General
Manager of the Private Brand division while the company seeks a replacement  for Frank D. Keeney,  who is leaving the company.

         TSI is a designer,  producer  and  marketer of  high-quality  branded  and  retailer  private
branded  apparel   products  that  are  sold  to  major  retailers  in  all  levels  and  channels  of distribution.  Primary product lines feature casual and dress-casual pants,  shorts,  denim jeans, and woven and knit shirts. Major owned brands include Savane(R),  Farah(R), Flyers(TM), The Original Khaki
Co.(R), Bay to Bay(R), Two Pepper(R),  Royal Palm(R),  Banana Joe(R), and Authentic  Chino Casuals(R).
Licensed brands include  Bill  Blass(R)and Van  Heusen(R).  Retailer  national  private brands that we produce  include Puritan(R),  George(TM),  Member's Mark(R), Sonoma(R),  Croft & Barrow(R), St. John's
Bay(R), Roundtree & Yorke(R), Geoffrey Beene(R), Izod(R), and White Stag(R). TSI distinguishes  itself by providing major retailers with comprehensive brand management programs and uses advanced technology to provide retailers with customer,  product and market analyses,  apparel design,  and  merchandising consulting and inventory forecasting.

This press release contains forward-looking  statements,  which are subject to the safe harbor created by the Private  Securities  Litigation Reform Act of 1995.  Management  cautions that these statements
represent   projections   and  estimates  of  future   performance   and  involve  certain  risks  and
uncertainties.  The Company's actual results could differ  materially from those  anticipated in these forward-looking  statements as a result of factors including,  without limitation,  disruptions in the business  associated  with the  consolidation  of the Santa  Teresa,  New Mexico  distribution  center functions to Tampa,  Florida;  delays or other  difficulties in implementing  the upgraded  technology and equipment in the Tampa, Florida  distribution  center;  failure to achieve cost savings associated with the  consolidation;  potential  negative  effects from reducing  personnel and not realizing cost savings;  failure of the Company to provide the level of service  expected  by its  customers;  higher than expected costs for the consolidation;  potential negative effects from change in management,  and other risk factors listed from time to time in the Company's  reports  (including its Annual Report on
Form 10-K)  filed with the U.S.  Securities  and  Exchange  Commission.  In  addition,  the  estimated financial  results for any period do not  necessarily  indicate  the results  that may be expected for any future period, and the Company assumes no obligation to update them.

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